EXHIBIT 5.1

OPINION OF MANATT, PHELPS & PHILLIPS, LLP

July 25, 2006

CVB Financial Corp.
701 N. Haven Avenue, Suite 350
Ontario, California 91764

      Re: CVB Financial Corp. — Registration Statement on Form S-8

Ladies and Gentlemen:

        We have acted as counsel to CVB Financial Corp., a California corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to 50,000 shares of the Company’s Common Stock (the “Shares”) authorized for issuance under the Restricted Stock Agreement by and between the Company and Christopher D. Myers effective August 1, 2006 (the “Stock Agreement”).

        This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

        In rendering our opinion, we have examined and reviewed only such questions of law as we have deemed necessary or appropriate for the purpose of rendering the opinion set forth herein. For the purpose of rendering the opinion set forth herein, we have been furnished with and examined only the following documents:

1.	The Articles of Incorporation of the Company, as amended.

2.	The Bylaws of the Company, as amended.

3.	The Registration Statement.

4.	Records of proceedings of the Board of Directors and committees of the Board of Directors of the Company pertaining to the Stock Agreement.

5.	The Stock Agreement.

        With respect to all of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. We also have obtained from the officers of the Company certificates as to such factual matters as we consider necessary for the purpose of this opinion, and insofar as this opinion is based on such matters of fact, we have relied on such certificates.

        In rendering the within opinion we have assumed without further inquiry that (i) the Shares issued pursuant to the Stock Agreement, will be issued in accordance with the terms of the Stock Agreement, including the receipt by the Company of the consideration therefor and (ii) the grant of the shares will comply with the securities laws of each state or jurisdiction applicable thereto (including the Securities Act of 1933), upon which assumptions the opinions contained herein are expressly conditioned.

        Based upon the foregoing and such further review of fact and law as we have deemed necessary or appropriate under the circumstances, we are of the opinion that if, as and when the Shares are issued pursuant to the terms of the Stock Agreement, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

        This opinion is issued to you solely for use in connection with the Registration Statement, is not to be quoted or otherwise referred to in any financial statements of the Company or any other document and is not to be filed with or furnished to any government agency or other person, without our prior written consent.

        This opinion is limited to the current laws of the State of California, to present judicial interpretations thereof and to facts as they presently exist. In rendering this opinion, we have no obligation to revise or supplement it should the current laws of the State of California be changed by legislative action, judicial decision or otherwise. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Stock Agreement or the Shares.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement which is being filed on behalf of the Company in connection with the registration of the Shares under the Securities Act.

Very truly yours,